                                                                     EXHIBIT (n)

                                                              [Deloitte &
                                                              Touche Letterhead]


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Calamos Convertible and High Income Fund:

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-103824 of Calamos Convertible and High Income Fund on Form N-2 of our report dated May 21, 2003, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information, which is also part of such Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
May 21, 2003